Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

NORTHWEST BANCORPORATION, INC.

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable subscription rights to subscribe for and purchase shares of common stock of Northwest Bancorporation, Inc. (the “Company”) pursuant to a subscription rights offering as described further in the Company’s prospectus dated [—], 2010 (the “Prospectus”), the receipt of which is hereby acknowledged.

With respect to any instructions to exercise (or not to exercise) subscription rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 2:00 p.m., Pacific Time, on June 30, 2010, the last business day prior to the scheduled expiration date of the rights offering.

This will instruct you whether to exercise subscription rights to purchase shares of common stock distributed with respect to the shares of common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Northwest Bancorporation, Inc. Subscription Rights Certificates.

CHECK THE APPLICABLE BOXES AND PROVIDE ALL

REQUIRED INFORMATION

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of common stock.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for shares of common stock as set forth below:

Basic Subscription Privilege

	rights =		x	$4.00 = (price/share)	$
(no. of whole rights)		(no. of new shares)			(required payment)

Over-Subscription Privilege

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to purchase additional shares of common stock, subject to availability and the conditions and limitations described in the Prospectus, please so indicate by completing the additional required information.

	x	$4.00 price/share	=	$
(no. of new shares)				(required payment)

Total subscription payment required:

$	+	$	=	$
(basic subscription privilege payment)		(over-subscription privilege payment)		(total required payment)

Form of payment:

☐	Payment in the following amount is enclosed: $

☐	Please deduct payment of $ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of common stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone Number: